Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Qingdao Rongshun Pawn Co., Ltd. Cooperation Agreement

This agreement was signed by the following two parties on October 30, 2015 in Qingdao.

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd (Hereinafter referred to as “Benefactum Beijing”)

Legal Representative:

Party B: Qingdao Rongshun Pawn Co., Ltd. (Hereinafter referred to as “Rongshun Pawn”)

Legal Representative:

Whereas:

1. Party A is an Internet financial services platform management company, with good reputation, excellent team, substantial capital strength, efficient and high-quality service level and advanced management experience.

2. Party B is a legally registered and sustained pawn company in Qingdao region, which has obtained business license, with good reputation and professional competence;

3. Party A has the “huiyingdai.com” project, which is a new type of Internet financial home service platform, with good prospects for development;

4. Party B voluntarily cooperate with Party A with the use of its own professional advantage to carry out financial services through “huiyingdai.com” Internet financial service platform;

5. Party B has known and fully accepted and abided by the “huiyingdai.com” platform “Huiyingdai credit use and service terms” (for details please refer to the published content on huiyingdai.com, as the attachment of this agreement), and shall comply with the following agreed cooperation service mode.

6. Both Party A and Party B shall be in line with the principle of equality and voluntariness, honesty and credibility and mutual benefit, in accord with the laws, regulations and relevant supervisory system, actively explore the use of Internet technology to engage in the small and micro enterprise financing, personal loans, finance, investment and other services under this agreement.

Through full consultation, Party A, Party B reached the following agreement:

I. On the Cooperation Pattern

1. As the intermediary party, Party A’s main work is as follows:

(1) Release information, certify the authenticity of the information, and ensure the security of the customer information;

(2) Provide financing consulting and other value-added services, and facilitate Party B’s creditor’s rights project assignment through the “huiyingdai.com” platform;

(3) Coordinate and manage the cooperation of the main bodies involved in the “huiyingdai.com” Internet financial service platform;

(4) Entrust a third party to manage the capital account;

(5) Assist the assignee of the creditor’s rights (investors of the platform) to exercise the rights as agreed in the contract;

(6) Other services related to “huiyingdai.com”

2. As the assignor of the creditor’s rights, Party B’s main work is as follows:

(1) Review and certify the authenticity of the information of the borrower, carry out the pawn business in accordance with the relevant laws and regulations, and conduct professional assessment and management on the pledge;

(2) Provide credit guarantee to Party A, monitor the performance of the borrower, supervise and urge the borrower to make the repayment as agreed, review at any time and provide feedback to Party A on the change of the borrower’s credit status, performance ability and solvency;

(3) If the borrower’s repayment is overdue for more than three days, Party B must notify Party A immediately;

(4) Before the project loan expires, Party B shall buy back the creditor’s rights;

3. As the guarantee party, Party C provides unlimited joint liability guarantee for the on time buy-back of the creditor’s rights by Party B, for the capital loss caused to Party A and platform investor (the assignee of the creditor’s rights) by Party B’s buyback due/or failure to perform its buy-back obligation, Party C shall undertake joint and several liability. As the guarantor, Party C shall pay 3% of the guaranteed principal to Party A as the performance bond;

4. Credit

(1) Before the signing of this agreement, Party A has passed its own investigation review and credit process, after confirmation, granted to Party B 1 billion yuan of credit lines under this agreement, and Party B can make creditor’s rights assignment in accordance with the required conditions of Party A within the credit lines.

(2) During the performance of this agreement, if Party A thinks that the credit lines can be increased, upon application by Party B and agreement of Party A, the credit lines under this agreement can be increased.

(3) Unless otherwise agreed, the credit under this agreement can only be used under cooperation mode agreed by both parties.

5. Cooperation Term

(1) Party A, Party B confirm that the cooperation period shall be one year since the date when this agreement comes into effect.

(2) After the agreement expires, without the mutual written confirmation of Party A, Party B and Party C to continue the cooperation, this agreement shall be automatically invalidated. If further cooperation shall be entered into, Party A, Party B and Party C shall sign written agreement separately.

(3) The cancelation and termination of this agreement shall not influence the validity of the specific business contract already confirmed by the three parties under this agreement.

6. Deposit Clause

(1) To ensure the interests of Party A and the investors of Party A’s platform, Party B shall pay 3% of the amount of each individual creditor’s rights project to Party A as the deposit, to provide guarantee to the creditor’s rights project in the form of money pledge.

(2) The coverage scope is the investment principal, earnings, interests, penalty for breach of contract, costs and expenses of credit realization etc. payable by Party B to Party A and investors of Party A’s platform

(3) Party B shall transmit the deposit to Party A specified account of Party A (Account Name:;Opening Bank: Account No.:) before each individual creditor’s rights project subject is released on Party A’s platform.

(4) Upon the expiry of the buy-back period of each individual creditor’s rights, Party B buys back the creditor’s rights as agreed and pay off all the account and expenses payable, and Party A shall refund the deposit to Party B (Interests not calculated).

(5) If Party B fails to buy back the creditor’s rights and pay the in accordance with the contract period, Party B pay the investment principal, earnings, penalty for breach of contract and expenses, Party A shall have the right to directly deduct the corresponding amount from the deposit of Party B for the payment.

(6) If Party B fails to fulfill the obligation to buy back any individual creditor’s rights project as agreed, Party A shall have the right to use Party B’s deposit for the creditor’s rights subject released on the platform to pay for the investment principal, earnings, penalty for breach of contract and expenses, etc.

(7) After Party B deduct the corresponding amount of the deposit for the payment, for the amount and expenses that Party A and investors of the platform are not pay off, Party B shall still undertake the obligation to pay it off.

(8) After Party B’s deposit is deducted by Party A as agreed for the payment, Party B shall make up for the guarantee deposit. Before Party B makes up for the deposit, Party A shall have the right to temporarily suspend performance of the contract, and no longer release Party B’s creditor’s rights project subjects on the platform.

II. On the Basic Requirements of the Assignment of Creditor’s Rights

1. The creditor’s rights referred to in the creditor’s rights assignment of this agreement shall meet the following conditions:

(1) The creditor’s rights are obtained by Party B in accordance with the relevant provisions of the normal operation;

(2) The corresponding creditor’s rights in the creditor’s rights assignment has been strictly reviewed and evaluated in accordance with the internal risk management system and standard;

(3) The maximum amount of individual creditor’s rights shall conform to the stipulations on the pawn business in the pawn business management regulations, and the amount of the loan of individual creditor’s rights shall not be more than RMB 20 million yuan;

(4) The purpose of the loan is limited to business operation and legal consumption, with the interest rate not surpassing four times of the benchmark lending rate of the People’s Bank of China in the same period, and the term of the loan shall be no more than 6 months, the repayment method shall be repayment of principal and interest upon maturity;

(5) The creditor’s rights corresponding to the financing project conducted by Party B on Party A’s platform in the form of transfer of creditor’s rights shall be only allowed to be transferred on the Party A’s platform as one-time transfer, and after the creditor’s rights are transferred on Party A’s platform, Party B shall transfer the creditor’s rights again on any other platforms or other channels. If Party B breaches the contract, all the legal liabilitiesshall be borne by Party B, and Party B shall undertake all the losses thus caused to Party A and investors of Party A’s platform.

III. Commitment and Special Agreement

1. Party B promises to provide to Party A true and effective information, and voluntarily undertakes the guarantee responsibility for its truthfulness in cooperation period, for he losses caused to Party A or investors of the platform (Assignee of the creditor’s rights) due to negligence of Party B, Party B voluntarily undertakes the liability for the compensation of all the losses.

2. Party A and Party B confirm that the electronic signature or electronic confirmation applied in the “huiyingdai.com” Internet financial service platform shall all be deemed as the expression of true intention, with the same legal effect generated accordance with the law as the written confirmation, and Party A and Party B shall fully fulfill their obligations and rights set out in the electronic contract or the legal documents.

IV. Risk Management Mechanism

1, Party B shall conduct due diligence on the borrower in strict accordance with the internal risk management system and operating procedure, and require the borrower to provide the third party guarantee, deposit guarantee, mortgage guarantee, pledge guarantee and other guarantee measures according to the borrower’s credit status.

2. In order to ensure the security of loan, Party A shall have the right to conduct due diligence on the creditor’s rights assets transferred by Party B, or entrusts a third-party institute to review the creditor’s rights assets transferred by Party B.

3. Upon the expiration of the creditor’s rights project, if Party B fails to buy back the creditor’s rights as agreed or has other breach of contract, Party A shall have the right to require Party B to perform the buy-back obligations for the creditor’s rights as per the requirement of the investors of the platform (Assignee of the creditor’s rights), and pay the buy-back amount, compensate for the economic losses (including but not limited to capital losses), all the costs thus incurred, such as attorney fees, travel expenses, valuation fee, auction fee and litigation costs shall be borne by Party B;

V. Collection of the Service Charge

1. Party A provides financing consultation and intermediary service to Party B, and collects the intermediary service fee from Party B, according to the term of the project loan, collects the account management fees;

Charging standard is as follows: For the term of the loan within one month (including one month), charge 1.5%; for the term of the loan from 2 to 3 months (include 3 months), charge 2% by the number of times, for the term of the loan from 4 to 5 months (include 5 months), charge 2.2% by the number of times, and for the term of the loan of 6 months, charge 3% by the number of times; Account management fee is 0.3% monthly.

2. The intermediary service fee charged by Party A shall be collected one-time upon the completion of the project creditor’s rights assignment at the platform, and the account management fee charged by Party A shall be collected one-time upon the buy-back of the creditor’s rights by Party B;

3. The aforementioned service fee and be transferred and paid from the borrower’s account to Party A through a third-party payment mechanism.

VI. Information Protection and Application

1. Party A and Party B shall have the obligation to keep the customer information obtained during the process of cooperation of the three parties confidential, and shall not have unauthorized use or disclosure without the consent of the customers;

2. With the consent of Party B and Party B’s customer, Party A can use and publish the customer information appropriately within the scope of the “Huiyingdai.com use and service terms”;

3. Without the consent of Party A, Party B shall not use the information obtained from Party A’s “huiyingdai.com” Internet financial service platform illegally, or set up similar platform and system.

VII. Liability for Breach Contract

1. Party A and Party B shall strictly abide by the stipulation of this agreement and the attachment hereto, and shall bear the liability for breach of contract.

2. If Party B provides false information and materials in default and thus causes the invalidity of the loan contract, in addition to the compensation for the losses of the investors of the platform (Assignee of the creditor’s rights) and Party A as agreed, Party B shall also pay Party A the penalty for breach of contract equivalent to 30% of the total amount of the loan.

3. If Party B fails to fulfill its duty to review its recommended customers with discretion, thus caused losses to the investors of the platform (Assignee of the creditor’s rights) or Party A, Party B shall compensate for such losses, and pay to Party A 10% of the amount of the loan as penalty for breach of contract. If Party B has breach of contract twice, Party A shall have the right to choose to unilaterally terminate this agreement.

4. If either party of Party A and Party B breaches the confidentiality agreement, the breaching party shall pay the penalty the observant party RMB 1 millionyuan, for the losses surpassing the penalty for breach of contract, the breaching party shall also compensate for such losses. At the same time, the observant party shall have the right to terminate this agreement.

5. If Party B has other defaults, thus caused losses to Party A, Party B shall compensate for such losses, and at the same time pay the penalty for breach of contract RMB 1 millionyuan.

6. If Party A’s breach of contract causes losses to Party B, Party A shall compensate for such losses, and at the same time pay the penalty for breach of contract RMB 1 millionyuan.

7. The losses referred to in this agreement include but are not limited to, the loan principal and interest, penalty for breach of contract and the attorney’s fees, traveling expenses, valuation fee and litigation costs, etc. incurred by the claims for the rights.

VIII. Cancellation of the Agreement

1. Through consultation, Party A and Party B may cancel this agreement by consensus, unless otherwise agreed in this agreement. For unauthorized cancelation of this agreement, the breaching party shall pay the observant party penalty for breach of contract RMB 1 millionyuan.

2. If Party B loses the pawn financial service qualification, or the company is subject to cancellation, revocation, bankruptcy or dissolution, this contract is cancelled automatically, and the aftermath shall be settled by the shareholders of Party B or the corresponding oblige with Party A thorough negotiation.

3. Upon the cancellation of this agreement, for the projects already signed and taking effect during the agreement performance period but the fulfillment has not been completed, Party B shall continue to perform, which at the same time shall still apply to the provisions on the default and risk management mechanism of this contract.

IX. Others

1. The delivery address and contact person confirmed by Party A and Party B are as follows:

Party A: Benefactum Alliance Business Consultant (Beijing) Co.,Ltd (Hereinafter referred to as “Benefactum Beijing”):

Address:

Party A: Benefactum Alliance Business Consultant (Beijing) Co.,Ltd

Legal Representative or Authorizer: (Signature)   Liu Bodang Chop

Oct 30, 2015

Party B: Qingdao Rongshun Pawn Co., Ltd.

Legal Representative or Authorizer: (Signature) Wu zhen   (Chop)

Oct 30, 2015